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                                                                     BHPBILLITON






NEWS RELEASE


RELEASE TIME  IMMEDIATE

DATE          19 April 2005

NUMBER        16/05


           BHP BILLITON ANNOUNCES AUSTRALIAN COMPETITION AND CONSUMER
            COMMISSION (ACCC) APPROVAL OF BID FOR WMC RESOURCES LTD


BHP Billiton advises that the ACCC has notified BHP Billiton that it does not propose to intervene in BHP Billiton's acquisition of WMC Resources Ltd.

Accordingly, the condition set out in clause 5.1(e) of the Bidder's Statement has been fulfilled. This is the third condition of the offer that has been satisfied.

The offer is $7.85 for each WMC Resources Ltd share and the closing date* of the offer is 7.30 pm (Melbourne time) on 6 May 2005.

*This date is indicative only and may change as permitted by the Australian Corporations Act 2001 (Cth)


Further information on BHP Billiton can be found on our Internet site:
HTTP://WWW.BHPBILLITON.COM



AUSTRALIA                             UNITED KINGDOM
Jane Belcher, Investor Relations      Mark Lidiard, Investor & Media
Tel: +61 3 9609 3952  Mobile: +61     Relations
417 031 653                           Tel: +44 20 7802 4156
email:                                email:
JANE.H.BELCHER@BHPBILLITON.COM        MARK.LIDIARD@BHPBILLITON.COM

Tania Price, Media Relations          Ariane Gentil, Media Relations
Tel: +61 3 9609 3815  Mobile: +61     Tel: +44 20 7802 4177
419 152 780                           email:
EMAIL: TANIA.PRICE@BHPBILLITON.COM    ARIANE.GENTIL@BHPBILLITON.COM

UNITED STATES                         SOUTH AFRICA
Tel: +1 713 599 6100 or +44 20        Michael Campbell, Investor &
7802 4031                             Media Relations
email:                                Tel: +27 11 376 3360  Mobile:
MARK.LIDIARD@BHPBILLITON.COM          +27 82 458 2587
                                      email:
                                      MICHAEL.J.CAMPBELL@BHPBILLITON.COM





BHP Billiton Limited ABN 49 004 028 077    BHP Billiton Plc Registration number
                                           3196209
Registered in Australia           Registered in England and Wales
Registered Office:  180 Lonsdale Street    Neathouse Place
Melbourne Victoria 3000 Australia London SW1V 1BH United Kingdom
Tel +61 1300 55 4757 Fax +61 3 9609 3015  Tel +44 20 7802 4000
                                           Fax +44 20 7802 4111

A member of the BHP Billiton group which is headquartered in Australia


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FURTHER INFORMATION FOR U.S. HOLDERS


BHP Billiton has filed the Bidder's Statement with the U.S. Securities and Exchange Commission (SEC) under cover of Form CB. Investors and holders of WMC Resources securities are strongly advised to read the Bidder's Statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC Resources securities may obtain free copies of the informational document (when available), as well as other relevant documents filed with the SEC, at the SEC's website at www.sec.gov. WMC Resources has issued a target's statement in connection with the offer which investors and holders of WMC Recourses securities are strongly advised to read.


This communication is for information purposes only. It shall not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of WMC Resources. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.